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                                                                   Exhibit 10.24

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                JKP BIZARRE, LLC

      This Operating Agreement (this "AGREEMENT") of JKP Bizarre, LLC, a Delaware limited liability company (the "COMPANY") is made as of May 19, 2004, by Jill Kelly Productions Holding, Inc., a Nevada corporation, as the sole member (the "MEMBER").

                                    RECITALS

      WHEREAS, On May 19, 2004, a Certificate of Formation (the "CERTIFICATE") of the Company was filed with the Secretary of State of Delaware; and

      WHEREAS, the Member desires to ratify and approve the Certificate, adopt and approve this Agreement as the limited liability company agreement of the Company in accordance with the Delaware Limited Liability Company Act (the "ACT");

      NOW, THEREFORE, the Member agrees as follows:

                                    ARTICLE I
                             ORGANIZATIONAL MATTERS

Section 1.01. Name; Formation. The Member hereby ratifies and approves the Certificate as the certificate of formation of the Company, enters into, adopts and approves this Agreement as the Company's limited liability company agreement within the meaning of the Act. The name of the Company shall be as set forth in the Certificate, and the business of the Company shall be conducted under such name, or subject to compliance with applicable law, any other name that the Member deems appropriate. The Member shall file on the Company's behalf all fictitious name certificates and similar filings that it considers necessary or advisable.

Section 1.02. Term. The term of this Agreement shall commence on the date hereof and shall continue unless and until the Company is dissolved as provided herein.

Section 1.03. Purpose and Business of the Company. The purpose and business of the Company shall be to engage in any lawful act or activity for which a limited liability company may be formed under the Act.

Section 1.04. Registered Office; Agent. The registered office of the Company in the State of Delaware shall be the registered office initially designated in the Certificate or such other office (which need not be a place of business of the Company) as the Member may designate from time to time in the manner provided by law. The Company shall at all times maintain an agent for service of process as required under the Act. The agent of the Company shall be as stated in the Certificate or as otherwise may be determined from time to time by the Member in accordance with applicable law.

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Section 1.05. Principal Place of Business; Other Offices. The principal place of business of the Company shall be 8923 Sunset Blvd., West Hollywood, CA 90069.
The Member may change the Company's principal place of business and may establish on the Company's behalf such additional places of business as it may determine.

Section 1.06. Books, Records and Reports. Separate books and records of the Company shall be kept by, and all reasonably required financial and tax reports shall be prepared by the Chief Financial Officer or such other person as designated by the Member.

Section 1.07. Bank Accounts. The Member shall establish and maintain a bank checking account or accounts on behalf of the Company in which signature authority shall be vested in such persons as the Member may designate.



                                   ARTICLE II
                              CAPITAL CONTRIBUTIONS

Section 2.01. Capital Contributions; Loans. Without creating any rights in any third party, the Member may, but shall not be required to, make contributions to the capital of the Company from time to time. In addition to its capital contributions, the Member may from time to time loan or advance funds to or for the benefit of the Company.

Section 2.02. Capital Accounts. To the extent desirable, the Company may establish a capital account for the Member. The Company shall determine and maintain the Member's capital account, if any, in accordance with the Internal Revenue Code Treasury Regulations Section 1.704-1(b)(2)(iv).

                                   ARTICLE III
                               MEMBER; MANAGEMENT

Section 3.01. Initial Member. The Member is hereby admitted to the Company.


Section 3.02. Additional Members. Additional Members may be admitted upon such terms and conditions, at such time or times, and for such capital contributions as shall be determined by the Member, provided, that upon admission of an additional member (such that the Company shall no longer be a single member entity), the Members shall enter into a new, comprehensive, operating agreement which shall address the rights of multiple Members and set forth applicable tax provisions.

Section 3.03. Management by the Member. The business, property and affairs of the Company shall be managed and all powers of the Company shall be exercised exclusively by or under the direction of the Member, which shall act as the Manager of the Company. Without limiting the generality of the foregoing, the Member shall have all powers necessary or appropriate to manage and carry out the purpose, business, property and affairs of the Company. Unless otherwise provided in the Certificate, the Member shall have the authority to take any action on

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behalf of the Company, by a consent in writing, stating the action so taken and signed by an authorized officer of the Member.

Section 3.04. Appointment of Officers. The Member may at any time appoint an administrative officer and one or more other officers of the Company, which may include a Chairman, President, one or more Vice Presidents, a Secretary, an Assistant Secretary, a Chief Financial Officer and an Assistant Treasurer. All Officers shall serve at the pleasure of the Member. No officer need be a resident of the State of Delaware or a citizen of the United States, and any individual may hold any number of offices. The officers shall exercise such powers and such duties as shall be determined from time to time by the Member. [Robert A. Friedland is hereby appointed Chairman of the Company, Adrianne D. Moore is hereby appointed President of the Company and Ronald C. Stone is hereby appointed Chief Financial Officer of the Company].

Section 3.05. Removal, Resignation and Filling of Vacancy of Officers. Any officer may be removed, either with or without cause, by the Member at any time. Any officer may resign at any time by giving notice to the Member. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by the Member.

Section 3.06. Salaries of Officers. The salaries of all officers and other employees and agents of the Company shall be determined by the Member.


                                   ARTICLE IV
                                   DISSOLUTION

Section 4.01. Dissolution. The Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:


      (a)   The determination of the Member to dissolve the Company; or

      (b) The occurrence of any other event causing a dissolution of the Company under the Act.

                                    ARTICLE V
                                 INDEMNIFICATION

Section 5.01. In General. Subject to the limitations set forth in Section 5.04, neither the officers, nor the Member shall be liable, responsible or accountable in damages or otherwise to any of the Members for any act or omission performed or omitted in good faith on behalf of the Company. To the fullest extent permitted by law, the Company shall indemnify and hold harmless the Member and the officers and employees of the Company (or any agent acting

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therefor) (each, an "INDEMNITEE") from and against any and all losses, claims, damages, liabilities and expenses of whatever nature (including, without limitation, reasonable attorneys' fees and disbursements) (collectively "LOSSES") arising out of or relating to the fact that such person was or is the Member or an officer of the Company, except if and to the extent that such Losses arise from acts or omissions undertaken other than in good faith.

Section 5.02. Payment of Expenses. Subject to the limitations set forth in
Section 5.04, the Company shall pay the expenses incurred by an Indemnitee in defending any civil or criminal action, suit or proceeding, or in opposing any claim arising in connection with any potential or threatened civil or criminal action, suit or proceeding, in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by such Indemnitee to repay such payment if he shall be determined to be not entitled to indemnification therefor as provided herein; provided, however, that the Company shall not be required to pay any such expenses if the Indemnitee is commencing an action, suit or proceeding against the Company, or defending an action, suit or proceeding commenced against him by the Company, or the Member arising in connection with any such potential or threatened action, suit or proceeding, and provided further that no Indemnitee shall be required, as a condition to receiving any advancement of expenses, to demonstrate an ability to repay such amounts if repayment is required pursuant to this Section 5.02.

Section 5.03. Insurance. The Company may purchase and maintain insurance with such limits or coverages as the Member reasonably deems appropriate, at the expense of the Company and to the extent available, for the protection of any Indemnitee against any liability incurred by such Indemnitee in any such capacity or arising out of his status as such, whether or not the Company has the power to indemnify such Indemnitee against such liability. The Company may purchase and maintain insurance for the protection of the Member, any officer, employee, consultant or other agent of any other organization in which the Company owns an interest or of which the Company is a creditor against similar liabilities, whether or not the Company has the power to indemnify him or it against such liabilities. Any amounts payable by the Company to an Indemnitee pursuant to this Section 5 shall be payable first from the proceeds of any insurance recovery pursuant to policies purchased by the Company and then from the other assets of the Company, provided that the foregoing shall not affect the Company's obligation to advance expenses pursuant to Section 5.02 hereof if the insurance company that has issued such policy will not advance such expenses.

Section 5.04. Limitations. The provisions of this Section 5 shall not serve to relieve any officer or the Member (or any agent acting therefore) from a breach of duty based upon an act or omission (i) in breach of that Person's duty of loyalty to the Company or the Member; (ii) not made in good faith or involving a material, intentional violation of the law; or (iii) resulting in the receipt by that Person of an improper personal benefit.

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                                   ARTICLE VI
                                  MISCELLANEOUS

Section 6.01. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

Section 6.02. Binding Nature of Agreement. Except as otherwise provided, this Agreement shall be binding upon and inure to the benefit the Member and the Member's personal representatives, successors and assigns.

Section 6.03. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

Section 6.04. Entire Agreement. This Agreement constitutes the entire understanding of the Member with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

Section 6.05. Section Headings. The section headings in this Agreement are for convenience only, form no part of this Agreement, and shall not affect its interpretation.

Section 6.06. Third Party Beneficiaries. Notwithstanding anything herein to the contrary, the provisions of this Agreement other than Section 5 are not intended to benefit any party other than the Member and the Member's successors and assigns and shall not be enforceable by any other party.



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      IN WITNESS WHEREOF, the undersigned has duly executed this Agreement on the 19th day of May, 2004, to be effective as of the date first written above.

                                    SOLE MEMBER

                                    Jill Kelly Productions Holding, Inc.,
                                    a Nevada corporation

                                    By:  /s/ Ronald C. Stone
                                       ---------------------------------------
                                       Name:  Ronald C. Stone
                                       Title: Chief Financial Officer



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                                    EXHIBIT A

                                                Initial
Member                                    Capital Contribution         Interest
------                                    --------------------         --------
Jill Kelly Productions Holding, Inc.              $10                    100%


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